                                                                     EXHIBIT 4.3
                         REGISTRATION RIGHTS AGREEMENT

                  THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of July 26, 2004 between Titan International, Inc., an Illinois corporation (the "Company"), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Harris Nesbitt Corp. and LaSalle Debt Capital Markets, a Division of ABN AMRO Financial Services, Inc. (collectively, the "Initial Purchasers"), pursuant to the Purchase Agreement, dated July 20, 2004 (the "Purchase Agreement"), between the Company and the Initial Purchasers, which provides for the sale by the Company to the Initial Purchasers of an aggregate of $100 million principal amount of the Notes (as defined herein) and grants the Initial Purchasers an option to purchase an additional $15 million of the Notes. In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

                  The Company agrees with the Initial Purchasers, (i) for their benefit as Initial Purchasers and (ii) for the benefit of the beneficial owners (including the Initial Purchasers) from time to time of the Registrable Securities (as defined herein) (each of the foregoing a "Holder" and together the "Holders"), as follows:

                  SECTION 1. Definitions.Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. In addition to the terms that are defined elsewhere in this Agreement, the following terms shall have the following meanings:

                  "Additional Interest Amount" has the meaning specified in
Section 2(e) hereof.

                  "Additional Interest Accrual Period" has the meaning specified in Section 2(e) hereof.

                  "Additional Interest Payment Date" means each June 30 and December 31.

                  "Affiliate", with respect to any specified person, has the meaning specified in Rule 144.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

                  "Common Stock" means any shares of the common stock, no par value, of the Company, and any other shares of common stock as may constitute "Common Stock" for purposes of the Indenture, including the Underlying Common Stock.

                  "Company" has the meaning specified in the first paragraph of this Agreement.

                  "Conversion Price" has the meaning assigned to such term in the Indenture.

                  "Deferral Notice" has the meaning specified in Section 3(h) hereof.


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

                  "Deferral Period" has the meaning specified in Section 3(h) hereof.

                  "Effectiveness Deadline Date" has the meaning specified in
Section 2(a) hereof.

                  "Effectiveness Period" means the period commencing on the date hereof and ending on the earliest date on which all Registrable Securities cease to be Registrable Securities.

                  "Event" has the meaning specified in Section 2(e) hereof.

                  "Event Date" has the meaning specified in Section 2(e) hereof.

                  "Event Termination Date" has the meaning specified in Section 2(e) hereof.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "Filing Deadline Date" has the meaning specified in Section 2(a) hereof.

                  "Holder" has the meaning specified in the second paragraph of this Agreement.

                  "Indenture" means the Indenture dated as of July 26, 2004, as amended from time to time, between the Company and U.S. Bank National Association, as trustee, pursuant to which the Notes are being issued.

                  "Initial Purchasers" has the meaning specified in the first paragraph of this Agreement.

                  "Initial Shelf Registration Statement" has the meaning specified in Section 2(a) hereof.

                  "Issue Date" means July 26, 2004.

                  "Material Event" has the meaning specified in Section 3(h) hereof.

                  "Notes" means the 5 1/4% Senior Convertible Notes due 2009 of the Company to be purchased pursuant to the Purchase Agreement.

                  Notice and Questionnaire" means a written notice delivered to the Company containing substantially the information called for by the Form of Notice and Questionnaire attached as Annex A to the Offering Memorandum of the Company dated July 20, 2004 relating to the Notes, as such notice may be amended to ensure compliance with applicable law.

                  "Notice Holder" means on any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date.

                  "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any amendment or



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





prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

                  "Purchase Agreement" has the meaning specified in the first paragraph of this Agreement.

                  "Record Holder" means, with respect to any Additional Interest Payment Date relating to any Note or shares of Underlying Common Stock as to which any Additional Interest Amount has accrued, the registered holder of such Note or such shares of Underlying Common Stock, as the case may be, on the June 15 or December 15, as the case may be, immediately prior to the next succeeding Additional Interest Payment Date.

                  "Registrable Securities" means the Notes until such Notes have been converted into the Underlying Common Stock and at all times subsequent to any such conversion, the Underlying Common Stock and any securities into or for which such securities have been converted or exchanged, and any security issued with respect thereto upon any stock dividend, split, merger or similar event until, in the case of any such security, the earliest of (i) its effective registration under the Securities Act and resale in accordance with the Registration Statement covering it, (ii) expiration of the holding period that would be applicable thereto under Rule 144(k) assuming it is not held by an Affiliate of the Company, (iii) its sale to the public pursuant to Rule 144, or
(iv) the date such security ceases to be outstanding.

                  "Registration Expenses" has the meaning specified in Section 5 hereof.

                  "Registration Statement" means any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement.

                  "Restricted Securities" has the meaning assigned to such term in Rule 144.

                  "Rule 144" means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

                  "Rule 144A" means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

                  "SEC" means the United States Securities and Exchange Commission and any successor agency.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

                  "Shelf Registration Statement" has the meaning specified in
Section 2(a) hereof.

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

                  "Subsequent Shelf Registration Statement" has the meaning specified in Section 2(b) hereof.

                  "TIA" means the Trust Indenture Act of 1939, as amended.

                  "Trustee" means U.S. Bank National Association (or any successor entity), the Trustee under the Indenture.

                  "Underlying Common Stock" means the shares of Common Stock into which the Notes are convertible or issued upon any such conversion.

                  SECTION 2. Shelf Registration.

                  (a) The Company shall prepare and file or cause to be prepared and filed with the SEC no later than a date which is ninety (90) days after the Issue Date (the "Filing Deadline Date") a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (a "Shelf Registration Statement") registering the resale from time to time by Holders of all of the Registrable Securities (the "Initial Shelf Registration Statement"). The Initial Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders in accordance with the methods of distribution reasonably elected by the Holders and set forth in the Initial Shelf Registration Statement and shall comply in all material respects with the requirements of Form S-3 or other appropriate form and the requirements of Regulations S-T under the Securities Act. The Company shall use its reasonable best efforts to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act no later than the date (the "Effectiveness Deadline Date") that is one-hundred and eighty (180) days after the Issue Date, and to keep, subject to Section 3(h) hereof, the Initial Shelf Registration Statement (or any Subsequent Shelf Registration Statement) continuously effective under the Securities Act until the expiration of the Effectiveness Period. Each Holder that becomes a Notice Holder on or prior to the date ten
(10) Business Days prior to the time that the Initial Shelf Registration Statement becomes effective shall be named as a selling securityholder in the Initial Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law (other than laws not generally applicable to all such Holders). No Holder that is not a Notice Holder shall be entitled to be named as a selling securityholder, or have the Registrable Securities held by it covered, in a Shelf Registration Statement.

                  (b) If the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than because all Registrable Securities registered thereunder shall have been resold pursuant thereto or shall have otherwise ceased to be Registrable Securities and other than during a Deferral Period), the Company shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof and in any event within thirty (30) days of such cessation of effectiveness thereof, amending the Shelf Registration Statement in a manner reasonably expected by the Company to obtain the withdrawal of the order suspending the effectiveness thereof, or filing an additional Shelf Registration Statement covering all of the securities that as of the date of such filing are Registrable Securities (a "Subsequent Shelf



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


Registration Statement"). If a Subsequent Shelf Registration Statement is filed, the Company shall use its reasonable best efforts to cause the Subsequent Shelf Registration Statement to become effective as promptly as is reasonably practicable after such filing or, if filed during a Deferral Period, after the expiration of such Deferral Period, and to keep such Registration Statement (or subsequent Shelf Registration Statement), subject to Section 3(h) hereof, continuously effective until the end of the Effectiveness Period.

                  (c) The Company shall supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement, if required by the Securities Act or as necessary to name a Notice Holder as a selling securityholder pursuant to Section 2(d) below.

                  (d) Each Holder of Registrable Securities agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this
Section 2(d) and Section 3(h) and Section 4. Each Holder of Registrable Securities wishing to sell Registrable Securities pursuant to an effective Shelf Registration Statement and related Prospectus agrees to deliver a Notice and Questionnaire to the Company at least ten (10) Business Days prior to any intended distribution of Registrable Securities under the Shelf Registration Statement and to notify the Company in writing of such proposed sale within two
(2) Business Days prior to such proposed sale. Each Holder of Registrable Securities who elects to sell Registrable Securities pursuant to a Shelf Registration Statement agrees by submitting a Notice and Questionnaire to the Company that it will be bound by the terms and conditions of the Notice and Questionnaire and this Agreement. From and after the date the Initial Shelf Registration Statement is declared effective, the Company shall, as promptly as is reasonably practicable after the date a fully completed Notice and Questionnaire is received by the Company, (i) if required by applicable law, file with the SEC a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other document required by the SEC so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use its reasonable best efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is reasonably practicable, (ii) provide such Holder copies of any documents filed pursuant to
Section 2(d)(i) and (iii) notify such Holder as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(d)(i); provided that if such Notice and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with Section 3(h); provided further that the Company shall not be required to file more than one post-effective amendment to the Shelf Registration Statement during any 90-day period. Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Registration Statement or related Prospectus.

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

                  (e) The parties hereto agree that the Holders of Registrable Securities will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if other than as permitted hereunder
(i) the Initial Shelf Registration Statement has not been filed on or prior to the Filing Deadline Date, (ii) notwithstanding the use by the Company of its reasonable best efforts, the Initial Shelf Registration Statement has not been declared effective under the Securities Act on or prior to the Effectiveness Deadline Date, or (iii) the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to
Section 3(h) hereof (each of the events of a type described in any of the foregoing clauses (i) through (iii) is individually referred to herein as an "Event," and the Filing Deadline Date in the case of clause (i), the Effectiveness Deadline Date in the case of clause (ii), and the date on which the aggregate duration of Deferral Periods in any period exceeds the number of days permitted by Section 3(h) hereof in the case of clause (iii), being referred to herein as an "Event Date"). Events shall be deemed to continue until the "Event Termination Date," which shall be the following dates with respect to the respective types of Events: the date the Initial Shelf Registration Statement is filed in the case of an Event of the type described in clause (i), the date the Initial Shelf Registration Statement is declared effective under the Securities Act in the case of an Event of the type described in clause (ii), and termination of the Deferral Period that caused the limit on the aggregate duration of Deferral Periods in a period set forth in Section 3(h) to be exceeded in the case of the commencement of an Event of the type described in clause (iii).

                  Accordingly, commencing on (and including) any Event Date and ending on (but excluding) the respective Event Termination Date (an "Additional Interest Accrual Period"), the Company agrees to pay, as liquidated damages and not as a penalty, an amount (the "Additional Interest Amount"), payable on the Additional Interest Payment Dates to Record Holders of then outstanding Notes that are Registrable Securities or of then outstanding shares of Underlying Common Stock issued upon conversion of Notes that are Registrable Securities, as the case may be, accruing, for each portion of such Additional Interest Accrual Period beginning on and including a Additional Interest Payment Date (or, in respect of the first time that the liquidation damages amount is to be paid to Holders on a Additional Interest Payment Date as a result of the occurrence of any particular Event, from the Event Date) and ending on but excluding the first to occur of (A) the date of the end of the Additional Interest Accrual Period or
(B) the next Additional Interest Payment Date, at a rate per annum equal to twenty five basis points (0.25%) for the first ninety (90) day period from the Event Date, and thereafter at a rate per annum equal to fifty basis points (0.5%) of the aggregate principal amount of such Notes or the aggregate Conversion Price of the shares of Underlying Common Stock (determined as of the Business Day immediately preceding the next Additional Interest Payment Date), as the case may be; provided, that in the case of an Additional Interest Accrual Period that is in effect solely as a result of an Event of the type described in clause (iii) of the preceding paragraph, such Additional Interest Amount shall be paid only to the Notice Holders. Notwithstanding the foregoing, no Additional Interest Amounts shall accrue as to any Registrable Security from and after the earlier of (x) the date such security is no longer a Registrable Security and
(y) expiration of the Effectiveness Period. The rate of accrual of the Additional Interest Amount with respect to any period shall not exceed the rate provided for in this paragraph notwithstanding the occurrence of multiple concurrent Events. Following the cure of all Events requiring the payment by the Company of Additional Interest Amounts to the Holders of Registrable Securities pursuant to this Section, the accrual of Additional Interest Amounts will cease

(without in any way limiting the effect of any subsequent Event requiring the payment of the Additional Interest Amount by the Company).

                  The Trustee, subject to the applicable provisions of the Indenture, shall be entitled, but shall not be obligated, on behalf of Holders of Notes or Underlying Common Stock, to seek any available remedy for the enforcement of this Agreement, including for the payment of any Additional Interest Amount. Notwithstanding the foregoing, the parties agree that the sole monetary damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such Additional Interest Amount. Nothing shall preclude a Notice Holder or Holder of Registrable Securities from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

                  All of the Company's obligations set forth in this Section 2(e) that are outstanding with respect to any Registrable Security at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations under this Agreement with respect to such security have been satisfied in full (notwithstanding termination of this Agreement pursuant to Section 8(m)).

                  The parties hereto agree that the liquidated damages provided for in this Section 2(e) constitute a reasonable estimate of the damages that may be incurred by Holders of Registrable Securities by reason of the failure of the Shelf Registration Statement to be filed or declared effective or available for effecting resales of Registrable Securities in accordance with the provisions hereof.

                  SECTION 3. Registration Procedures. In connection with the registration obligations of the Company under Section 2 hereof, during the Effectiveness Period the Company shall:

                  (a) Before filing any Registration Statement or Prospectus or any amendments or supplements (other than supplements that do nothing more substantive than name one or more Notice Holders as selling securityholders) thereto with the SEC, furnish to the Initial Purchasers copies of all such documents proposed to be filed at least three (3) Business Days prior to such filing.

                  (b) Subject to Section 3(h), prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the Securities Act; and use its reasonable efforts to comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder applicable to it with respect to the disposition of all securities covered by such Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented.



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

                  (c) As promptly as reasonably practicable give notice to the Notice Holders and the Initial Purchasers (i) at least three (3) Business Days prior to filing, when any Prospectus, Registration Statement (other than the Initial Registration Statement) or post-effective amendment to a Registration Statement will be filed with the SEC, provided, however, that the Company shall not be required by this clause (i) to notify (A) the Initial Purchasers of the filing of a Prospectus that does nothing more substantive than name one or more Notice Holders as selling security holders or (B) any Notice Holder of the filing of a Prospectus that does nothing more substantive than name one or more other Notice Holders as selling securityholders, (ii) with respect to a Registration Statement or any post-effective amendment when the same has been declared effective, (iii) of any request, following the effectiveness of the Initial Shelf Registration Statement under the Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to any Registration Statement or related Prospectus or for additional information, (iv) of the issuance by the SEC or any other federal or state governmental authority of any stop order or injunction suspending or enjoining the use of any Prospectus or the effectiveness of any Registration Statement or the initiation or threatening of any proceedings for that purpose, (v) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vii) of the occurrence of (but not the nature of or details concerning) a Material Event; provided, that no notice by the Company shall be required pursuant to this clause (vii) if the event that the Company either promptly files a supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which in any such case, contains the requisite information with respect to such Material Event that results in such Registration Statement no longer containing any untrue statement of a material fact or omitting to state a material fact necessary to make the statement contained therein not misleading) and (viii) of the determination by the Company that a post-effective amendment to a Registration Statement will be filed with the SEC, which notice may, at the discretion of the Company (or as required pursuant to Section 3(h), state that it constitutes a Deferral Notice, in which event the provisions of Section 3(h) shall apply.

                  (d) Use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case as promptly as reasonably practicable or, if any such order or suspension is made effective during any Deferral Period, as promptly as reasonably practicable after the expiration of such Deferral Period.

                  (e) As promptly as reasonably practicable after the filing of such documents with the SEC, furnish to each Notice Holder and the Initial Purchasers, upon their written

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



         request and without charge, at least one (1) conformed copy of the Registration Statement and any amendment thereto, including financial statements, but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits if such schedules, documents and exhibits are available via the SEC's EDGAR system.

                  (f) During the Effectiveness Period (except during such periods that a Deferral Notice is outstanding and has not been revoked), deliver to each Notice Holder in connection with any sale of Registrable Securities pursuant to a Registration Statement, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities and any amendment or supplement thereto and such other documents as such Notice Holder may reasonably request, including financial statements and schedules and, if such Notice Holder so requests, all exhibits in order to facilitate the public sale or other disposition of the Registrable Securities; and the Company hereby consents (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Notice Holder in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

                  (g) Subject to Section 3(h), prior to any public offering of the Registrable Securities pursuant to the Shelf Registration Statement, use reasonable efforts to register or qualify or cooperate with the Notice Holders in connection with the registration or qualification (or exemption therefrom) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Notice Holder reasonably requests in writing (which request may be included in the Notice and Questionnaire), it being agreed that no such registration or qualification will be made unless so requested; prior to any public offering of the Registrable Securities pursuant to the Shelf Registration Statement, use reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period in connection with such Notice Holder's offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the relevant Registration Statement and the related Prospectus; provided that the Company will not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it is not otherwise qualified, or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

                  (h) Upon (A) the issuance by the SEC of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact (a "Material Event") as a result of which any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any development, event, fact, situation or circumstance relating to the Company that, in the good faith judgment of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus, (i) in the case of clause (B) above, subject to the next sentence, as promptly as practicable prepare and file a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, subject to the next sentence, use its reasonable best efforts to cause it to be declared effective as promptly as is reasonably practicable, and (ii) give notice to the Notice Holders as promptly as is reasonably practicable that the availability of the Shelf Registration Statement is suspended (a "Deferral Notice") and, upon receipt of any Deferral Notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to the Registration Statement until such Notice Holder's receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as is reasonably practicable, (y) in the case of clause (B) above, as soon as reasonably practicable thereafter, in the reasonable judgment of the Company, public disclosure of such Material Event would not be detrimental to the interests of the Company and (z) in the case of clause (C) above, as soon as, in the discretion of the Company, such suspension is no longer appropriate. So long as the period during which the availability of the Registration Statement and any Prospectus is suspended (the "Deferral Period") does not exceed sixty (60) days during any three (3) month period or one hundred twenty (120) days during any twelve (12) month period, the Company shall not incur any obligation to pay liquidated damages pursuant to Section 2(e).

                  (i) If reasonably requested in writing in connection with a disposition of Registrable Securities in an amount of at least $10,000,000 pursuant to a Registration Statement, make reasonably available for inspection during normal business hours by a representative for the Notice Holders of such Registrable Securities and any broker-dealers, attorneys and accountants retained by such Notice Holders, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the appropriate executive officers, directors and designated employees of the Company and its subsidiaries to make reasonably available for inspection during normal business hours on reasonable notice all relevant information reasonably requested by such representative for the Notice Holders or any such broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary and reasonably necessary for similar "due diligence" examinations; provided, however, that such persons shall first agree in writing with the Company that any information that is reasonably designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; provided, however, that such persons shall as soon as reasonably practicable provide written notice to the Company of any request by any such court or regulatory authority for any such confidential information of the Company in order to allow the Company a reasonable amount of time to seek an appropriate protective order to prevent the disclosure of such information, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Registration Statement or the use of any Prospectus referred to in this Agreement), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or
         (iv) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement or other obligation of confidentiality; and provided further that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of all the Notice Holders and the other parties entitled thereto by the counsel referred to in Section 5.

                  (j) Comply in all material respects with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than the time period prescribed by the SEC for filing a Form 10-Q after the end of any 12-month period (or the time period prescribed by the SEC for filing a Form 10-K after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

                  (k) Unless the Registrable Securities are in book-entry form, reasonably cooperate with each Notice Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold pursuant to a Registration Statement and not bearing any restrictive legends (unless required by applicable law), and cause such Registrable Securities to be in such denominations as are permitted by the Indenture and registered in such names as such Notice Holder may request in writing at least five (5) Business Days prior to any sale of such Registrable Securities.

                  (l) Provide a CUSIP number for all Registrable Securities covered by each Registration Statement not later than the effective date of such Registration Statement and provide the Trustee for the Notes and the transfer agent for the Common Stock with certificates for the Registrable Securities that are in a form eligible for deposit with The Depository Trust Company.

                  (m) Reasonably cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter and its counsel (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD) required in connection therewith.

                  (n) Upon (i) the filing of the Initial Shelf Registration Statement and (ii) the effectiveness of the Initial Shelf Registration Statement, announce the same, in each case by release to Businesswire, Reuters Economic Services, Bloomberg Business News or any other means of dissemination reasonably expected to make such information known publicly.

                  (o) Take all actions necessary, and reasonably requested by the Holders of a majority of the Registrable Securities being sold, to dispose of such Registrable Securities.

                  (p) Cause the Indenture to be qualified under the TIA not later than the effective date of any Registration Statement; and in connection therewith, cooperate with the Trustee to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use its reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner.

                  SECTION 4. Holder's Obligations. Each Holder agrees, by acquisition of the Registrable Securities, that no Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2(d) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence and such Holder provides written notice of a proposed sale to the Company at least two (2) Business Days prior to such sale. Each Notice Holder agrees promptly to furnish to the Company in writing all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading, any other information regarding such Notice Holder and the distribution of such Registrable Securities as may be required to be disclosed in the Registration Statement under applicable law or pursuant to SEC comments and any information otherwise requested by the Company. Any sale of any Registrable Securities by a Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact provided by or relating to such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact provided by or relating to such Holder or its plan of distribution necessary to make the statement in the Prospectus, in light of the circumstances under which they were made, not misleading. Each Holder further agrees, following termination of the Effectiveness Period, to notify the Company, within five (5) Business Days of a request, of the amount of

Registrable Securities sold pursuant to the Registration Statement and, in the absence of a response, the Company may assume that all of the Holder's Registrable Securities were so sold.

                  SECTION 5. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance by the Company of its obligations under Sections 2 and 3 of this Agreement whether or not any of the Registration Statements are declared effective. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) of compliance with federal and state securities or Blue Sky laws to the extent such filings or compliance are required pursuant to this Agreement), (ii) printing expenses (including, without limitation, expenses of any printing of Prospectuses and certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company) and the Company's expenses for messenger and delivery services and telephone, (iii) duplication expenses relating to copies of any Registration Statement or Prospectus delivered to any Holders hereunder, (iv) fees and disbursements of counsel for the Company and of any independent certified public accountants of the Company and (v) fees and disbursements of the Trustee and its counsel and of the registrar and transfer agent for the Common Stock. In addition, the Company shall pay the internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing, if any, by the Company of the Registrable Securities on any securities exchange on which the same securities of the Company are then listed and the fees and expenses of any person, including special experts, retained by the Company. Notwithstanding the provisions of this Section 5, each seller of Registrable Securities shall pay all selling expenses, commissions and discounts except to the extent set forth in this Section 5.

                    SECTION 6. Indemnification; Contribution.

                  (a) The Company agrees to indemnify and hold harmless the Initial Purchasers and each Holder of Registrable Securities and each person, if any, who controls the Initial Purchasers or any holder of Registrable Securities within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission of a material fact, or any such alleged untrue statement or omission of a material fact, provided that (subject to Section 6(d) below) any such settlement is effected with the prior written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission of a material fact, or any such alleged untrue statement or omission of a material fact, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information, including, without limitation, the Notice and Questionnaire furnished to the Company by or on behalf of the Initial Purchasers or such Holder of Registrable Securities expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

                  (b) In connection with any Shelf Registration Statement in which a Holder of Registrable Securities, including, without limitation, the Initial Purchasers, is participating and is furnishing information relating to such Holder of Registrable Securities to the Company in writing expressly for use in such Registration Statement, the Prospectus or any amendments or supplements thereto, the Holders of such Registrable Securities agree, severally and not jointly, to indemnify and hold harmless the Company, the Initial Purchasers and the other selling Holders and each person, if any, who controls the Company, the Initial Purchasers and the other selling Holders within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to any untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder of Registrable Securities expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement or Prospectus.

                  (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

                  (e) If the indemnification provided for in this Section 6 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holders and the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                  The relative fault of the Company on the one hand and the Holders and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Holders or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company, the Holders and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 6 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                  Notwithstanding the provisions of this Section 6, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by it were offered exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

                  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  For purposes of this Section 6, each Person, if any, who controls an Initial Purchaser or Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser or Holder, and each director of the Company, and each Person, if any, who controls the Company within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Initial Purchasers' respective obligations to contribute pursuant to this Section 6 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A to the Purchase Agreement and not joint.

                  SECTION 7. Information Requirements. If at any time before the end of the Effectiveness Period the Company ceases to be required to file reports pursuant to the Exchange Act, the Company covenants that it will upon the reasonable request of any Holder of Registrable Securities (a) make publicly available such information as is reasonably necessary to permit sales pursuant to Rule 144 under the Securities Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the Securities Act and it will take such further action as any Holder of Registrable Securities may reasonably request, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by and customarily taken in connection with sales pursuant to (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (ii) Rule 144A under the Securities Act, as such Rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements, unless such a statement has been included in the Company's most recent report filed pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities (other than the Common Stock) under any section of the Exchange Act.

                  SECTION 8.        Miscellaneous.

                  (a) No Conflicting Agreements. The Company is not, as of the date hereof, a party to, nor shall it, on or after the date of this Agreement, enter into, any agreement with respect to the Company's securities that conflicts with the rights granted to the Holders of Registrable Securities in this Agreement. The Company represents and warrants that the rights granted to the Holders of Registrable Securities hereunder do not in any way conflict with the rights granted to the holders of the Company's securities under any other agreements. The parties hereto agree that existing registration rights previously granted by the Company to other holders of its Common Stock shall not be deemed in any way to violate or conflict with this Agreement or the rights granted to the Holders of Registrable Securities hereunder. The parties hereto further agree that any registration rights that may be granted by the Company in the future to holders of its Common Stock or other securities shall not be deemed in any way to violate or conflict with this Agreement or the rights granted to the Holders of Registrable Securities hereunder so long as such holders are not granted any right to participate as selling stockholders in any registration pursuant to this Agreement and are not granted any right that would prevent or restrict the Company from performing its obligations under this Agreement.

                  (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority of the then outstanding Underlying Common Stock constituting Registrable Securities (with Holders of Notes deemed to be the Holders, for purposes of this Section, of the number of outstanding shares of Underlying Common Stock into which such Notes are or would be convertible as of the date on which such consent is requested). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. Notwithstanding the foregoing, this Agreement may be amended by written agreement signed by the Company and the Initial Purchasers, without the consent of the Holders of Registrable Securities, to cure any ambiguity or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision contained herein or to make such other provisions in regard to matters or questions arising under this Agreement that shall not adversely affect the interests of the Holders of Registrable Securities. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 8(b), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

                  (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier (other than for notices and other communications to the Company), by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, (iii) one (1) Business Day after being deposited with such courier, if made by overnight courier, or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

                  If to a Holder of Registrable Securities that is not a Notice Holder, at the address for such Holder then appearing in the Registrar (as defined in the Indenture);

                  If to a Notice Holder, at the most current address given by such Holder to the Company in a Notice and Questionnaire or any amendment thereto;

                  If to the Company, to:

                           Titan International Inc.
                           2701 Spruce Street
                           Quincy, IL 62301
                           Facsimile No. (217) 228-3040
                           Attention:   Cheri Holley, Vice President, Secretary
                                        and General Counsel

                  with a copy to:

                           Bodman LLP
                           201 West Big Beaver Road
                           Suite 500
                           Troy, MI 48084
                           Telephone No. (248) 743-6000
                           Facsimile No. (248) 743-6002
                           Attention: Kenneth R. Lango

                  and

                  if to the Initial Purchasers, to:

                           Merrill Lynch, Pierce, Fenner & Smith
                                      Incorporated
                           4 World Financial Center
                           New York, New York 10080
                           Facsimile No. (312) 869-6261
                           Attention: John Pratt

                  with a copy to:

                           Shearman & Sterling LLP
                           599 Lexington Avenue,
                           New York, NY 10022
                           Telephone No. (212) 848-7678
                           Facsimile No. (212) 646-7678
                           Attention: Lisa Jacobs
or to such other address as such person may have furnished to the other persons identified in this Section 8(c) in writing in accordance herewith.

         (d) Approval of Holders. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than the Initial Purchasers or subsequent Holders of Registrable Securities if such subsequent Holders are deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

         (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto and, without requiring any express assignment, shall inure to the benefit of and be binding upon each Holder of any Registrable Securities; provided that nothing herein shall be deemed to permit any assignment, transfer of other disposition of Registrable Securities in violation of the terms of the Purchase Agreement, the Indenture or applicable law. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be subject to all of the terms of this Agreement and by taking and holding such Registrable Securities, such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

         (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

         (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         (i) Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

         (j) Entire Agreement. This Agreement is intended by the parties hereto as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. Except as provided in the Purchase Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties hereto with respect to such registration rights.

         (k) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the expiration of the Effectiveness Period, except for (i) any liabilities or obligations under Section 4, 5, 6 or 8 hereof and the obligations to make payments of and provide for liquidated damages under
Section 2(e) hereof to the extent such damages accrue prior to the end of the Effectiveness Period, each of which shall remain in effect in accordance with its terms until the applicable statute of limitations has expired.

                  IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                   Very truly yours,

                                   TITAN INTERNATIONAL, INC.

                                   By:
                                          -------------------------------------
                                          Name:
                                          Title:

Agreed and accepted as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
          INCORPORATED

By:
       -------------------------------------------------------
       Name:
       Title:

On its behalf and as Representative of the other
Initial Purchasers named in Schedule A
of the Underwriting Agreement



SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT